Exhibit 99.1


[GENTEK LOGO OMITTED]


NEWS RELEASE

Media Contact:                                 Investor Contact:
Norm Ritter, 207-967-5688                      Mark J. Connor, 973-515-1989
E-mail: NRitter@gentek-global.com              E-mail: MConnor@gentek-global.com


                     GENTEK TO PURSUE RECAPITALIZATION PLAN


         PARSIPPANY, N.J., Feb. 2, 2005 - GenTek Inc. (NASDAQ: GETI) is pursuing a plan to optimize the capital structure of the Company and, in so doing, pay a special one-time cash dividend to its shareholders. GenTek is seeking to raise secured financing consisting of approximately $335 million in term loans and a $60 million undrawn revolving credit facility, and anticipates paying a special one-time dividend to shareholders of approximately $320 million.

         "Given our substantially debt-free balance sheet, and in light of the predictability and growth in forecasted cash flow, the proposed financing allows us to re-establish a more appropriate capital structure for GenTek. At the same time, we preserve the flexibility to further invest and grow our core businesses," said Richard R. Russell, GenTek's president and CEO. "Based on a comprehensive review of strategic alternatives undertaken with Goldman, Sachs & Co. over the last several months, we believe this plan best delivers meaningful value to our shareholders, balancing both near-term and future strategic considerations."

         The Company is targeting completion of the financing and payment of the special one-time dividend by the end of first quarter of 2005. Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC are acting as joint lead arrangers on the financing. The financing and payment of the special dividend remain subject to approval by GenTek's board of directors.

                                    - more -

GenTek to Pursue Recapitalization  - 2

ABOUT GENTEK INC.

         GenTek provides specialty inorganic chemical products and services for petroleum refining, treating water and wastewater, and the manufacture of personal-care products. The company also produces valve-train systems and components for automotive engines and wire harnesses for large home appliances and automotive suppliers, as well as other cable products. GenTek operates over 60 manufacturing facilities and technical centers and has more than 6,900 employees.

         GenTek's 1,000-plus customers include many of the world's leading manufacturers of cars and trucks, heavy equipment, appliances and office equipment, in addition to global energy companies and makers of personal-care products. Additional information about the company is available at www.gentek-global.com.


FORWARD-LOOKING STATEMENTS
--------------------------

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct or that the activities discussed in this press release will be consummated. In particular, there can be no assurance that our board of directors will approve the terms of any proposed financing and/or the payment of a special dividend, that we can secure financing on acceptable terms, if at all, or that the payment of a special dividend will occur. Important factors that could cause actual results to differ from these expectations include, among others, the impact of our reorganization under Chapter 11; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, particularly if investment returns on pension assets are lower than assumed; the extent to which we undertake dispositions and new acquisitions or enter into strategic joint ventures or partnerships and their implementation; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; our ability to attract, retain and compensate key executives and employees; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers' delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers' plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

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